                                                          Exhibit No. EX-99.p.15

                  CODE OF ETHICS AND PERSONAL INVESTMENT POLICY

                                       For

                           Lazard Asset Management LLC
                     Lazard Asset Management Securities LLC
                      Lazard Asset Management (Canada) Inc.
                             Lazard Alternatives LLC

                                       And

                     Certain Registered Investment Companies

     Lazard Asset Management LLC, Lazard Asset Management Securities LLC, Lazard
Asset Management  (Canada) Inc., Lazard  Alternatives LLC (collectively  "LAM"), and those  U.S.-registered  investment  companies advised or managed by LAM that have  adopted  this  policy  ("Funds"),  have  adopted  this  policy in order to accomplish  two primary  goals:  first,  to  minimize  conflicts  and  potential conflicts of interest  between LAM employees and LAM's  clients  (including  the
Funds and  shareholders  of the Funds),  and between Fund  directors or trustees
("Directors")  and their Funds,  and second,  to provide policies and procedures consistent  with  applicable  law,  including  Rule 204-2  under the  Investment
Advisers Act of 1940 (the  "Advisers  Act") and Rule 17j-1 under the  Investment
Company  Act of  1940  ("1940  Act"),  to  prevent  fraudulent  or  manipulative practices  with  respect  to  purchases  or  sales of  securities  held or to be acquired by client accounts.  In addition, it is LAM's policy that LAM employees should not be engaging  in  short-term  investing,  including  so-called  market timing of any mutual funds, whether or not managed by LAM. This Policy therefore prohibits certain short-term trading activity by LAM employees.

     All  employees of LAM,  including  employees  who serve as Fund officers or directors,  are "Covered  Persons"  under this policy and are required to comply with all applicable  federal  securities laws.  Additionally,  all Directors are subject to this policy as indicated below.

A.  Statement of Principles.  All Covered  Persons owe a fiduciary duty to LAM's clients when conducting their personal investment transactions.  Covered Persons must place the interest of clients  first and avoid  activities,  interests  and relationships  that might  interfere with the duty to make decisions in the best interests of the clients.  All  Directors  owe a fiduciary  duty to each Fund of which they are a director and to that Fund's  shareholders when conducting their personal  investment  transactions.  At all times and in all  matters  Directors shall place the interests of their Funds before their  personal  interests.  The fundamental standard to be followed in personal securities  transactions is that
Covered  Persons and  Directors  may not take  inappropriate  advantage of their positions.

     Covered  Persons are reminded that they also are subject to other  policies of LAM,  including  policies  on insider  trading,  and the receipt of gifts and service as a director of a publicly traded  company.  Covered Persons must never trade in a security  while in  possession  of material,  non-public  information about the issuer or the market for those securities,  even if the Covered Person has satisfied all other requirements of this policy.

     LAM's Chief Executive Officer has appointed the Chief Compliance Officer as the  person  who shall be  responsible  for the  implementation  of this Code of
Ethics and Personal Investment Policy and all record-keeping  functions mandated hereunder,  including  the review of all initial and annual  holding  reports as well as the quarterly transactions reports described below. The Chief Compliance
Officer  may  delegate  this  function  to  others  in the  Legal  /  Compliance
Department,  and shall  promptly  report to LAM's  General  Counsel or the Chief
Executive Officer all material violations of, or deviations from, this policy.

B.   Personal Securities Accounts.

     For purposes of this Policy, "Personal Securities Accounts" include:

     1.   Any account in or through which securities  (including open end mutual funds) can be purchased or sold,  which  includes,  but is not limited to, a brokerage account, 401k account, or variable annuity or variable life insurance policy;

     2.   Accounts in the Covered  Person's  or  Director's  name or accounts in which  the  Covered  Person  or  Director  has a  direct  or  indirect beneficial interest (a definition of Beneficial  Ownership is included in Exhibit A);

     3.   Accounts in the name of the Covered Person's or Director's spouse;

     4.   Accounts in the name of children  under the age of 18,  whether or not living with the Covered  Person or Director,  and accounts in the name of relatives or other  individuals  living with the Covered  Person or
          Director or for whose support the Covered Person or Director is wholly or  partially  responsible  (together  with the  Covered  Person's  or
          Director's spouse and minor children, "Related Persons"); (1)

     5.   Accounts in which the Covered Person or Director or any Related Person directly or indirectly controls,  participates in, or has the right to control or participate in, investment decisions.

     For purposes of this Policy, Personal Securities Accounts do not include:

     1.   Estate or trust  accounts  in which a  Covered  Person,  Director,  or
          Related  Person  has a  beneficial  interest,  but no power to  affect investment  decisions.  There  must be no  communication  between  the account(s)  and the Covered  Person,  Director or Related  Person with regard to investment decisions prior to execution;

     2.   Fully  discretionary  accounts  managed by LAM or  another  registered investment  adviser  are  permitted  if, (i) for  Covered  Persons and
          Related  Persons,  the Covered  Persons  receives  permission from the
          Legal /  Compliance  Department,  and (ii) for all persons  covered by this  Code,  there is no  communication  between  the  adviser  to the account and such person with regard to investment  decisions  prior to execution.  Covered Persons with managed  accounts must designate that copies of trade  confirmations  and monthly  statements be sent to the
          Legal / Compliance Department;

_____________________________

(1)  Unless  otherwise  indicated,  all provisions of this Code apply to Related
     Persons.

     3.   Direct  investment  programs,  which allow the purchase of  securities
          directly   from  the   issuer   without   the   intermediation   of  a
          broker/dealer,  provided that the timing and size of the purchases are established by a pre-arranged,  regularized  schedule (e.g.,  dividend reinvestment plans). Covered Persons must pre-clear the transaction at the time that the dividend  reinvestment plan is being set up. Covered
          Persons  also must provide  documentation  of these  arrangements  and direct  periodic  (monthly  or  quarterly)  statements  to the Legal /
          Compliance Department;

     4.   401k and similar  retirement  accounts that permit the  participant to change their  investments  no more  frequently  than once per quarter.
          Such accounts that allow  participants to trade more frequently  (such as, for example,  an "Individually  Directed  Account"),  are Personal
          Securities Accounts for purposes of this Code.

     5.   Other accounts over which the Covered Person or Director has no direct or indirect influence or control;

     6.   Qualified state tuition  programs (also known as "529 Programs") where investment  options and frequency of transactions are limited by state or federal laws.

C.   Opening and Maintaining  Employee  Accounts.  All Covered Persons and their
Related  Persons must  maintain  their  Personal  Securities  Accounts at Lazard
Capital Markets LLC ("LCM"). If your account is a mutual fund only account,  you do not  need to  maintain  it at LCM.  Additionally,  if LCM  does  not  offer a particular  investment product or service, or for Related Persons who, by reason of their employment,  are required to conduct their securities transactions in a manner  inconsistent with this policy,  or in other  exceptional  circumstances,
Covered  Persons may submit a request for  exemption  to the Legal /  Compliance
Department.  For any Personal  Securities  Account not maintained at LCM Covered
Persons and their Related Persons must arrange to have duplicate copies of trade confirmations and statements provided to the Legal and Compliance  Department at the following  address:  Lazard Asset  Management  LLC, Attn:  Chief  Compliance
Officer,  30  Rockefeller  Plaza,  59th  Floor,  New York,  NY 10112.  All other provisions  of this policy will  continue  to apply to any  Personal  Securities
Account not maintained at LCM.

D.   Securities.

     For purposes of this Policy,  "Security" includes, in general, any interest or instrument commonly known as a security
including the following:

     1.   stocks
     2.   bonds
     3.   shares of open and closed-end funds (including  exchange-traded funds)
          and unit investment trusts
     4.   hedge funds
     5.   private equity funds
     6.   limited partnerships
     7.   private placements or unlisted securities
     8.   debentures,  and other  evidences of  indebtedness,  including  senior debt, subordinated debt
     9.   investment, commodity or futures contracts
     10.  all  derivative  instruments  such as  options,  warrants  and indexed instruments

     "Security" also includes  securities that are "related" to a security being purchased  or sold by a LAM client.  A "related  security" is one whose value is derived  from the value of another  security  (e.g.,  a warrant,  option,  or an indexed instrument).

     For  purposes of this Policy, Security does not include:

     1.   money market mutual funds
     2.   U.S. Treasury obligations
     3.   mortgage pass-throughs (e.g., Ginnie Maes) that are direct obligations of the U.S. government
     4.   bankers' acceptances
     5.   bank certificates of deposit
     6.   commercial paper
     7.   high quality short-term debt instruments  (meaning any instrument that has a maturity  at issuance of less than 366 days and that is rated in one of the two highest  rating  categories by a nationally  recognized statistical rating  organization,  such as S&P or Moody's),  including repurchase agreements.

E.   Restrictions.  The  following  restrictions  apply to trading for  Personal
Securities Accounts of Covered Persons and Related Persons:

     1.   Conflicts with Client Activity. No security, excluding open end mutual funds,  may be purchased or sold in any  Personal  Securities  Account seven (7) calendar days before or after a LAM client account trades in the same security.

     2.   60 Day Holding Period. Securities transactions, including transactions in mutual  funds other than  money-market  mutual  funds,  must be for investment purposes rather than for speculation. Consequently, Covered
          Persons or their Related  Persons may not profit from the purchase and sale,  or sale  and  purchase,  of the same or  equivalent  securities within sixty (60) calendar  days (i.e.,  the security may be purchased or sold on the 61st day),  calculated  on a First In, First Out (FIFO)
          basis. All profits from short-term trades are subject to disgorgement.
          However,  with the prior  written  approval  of the  Chief  Compliance
          Officer,  or in his  absence  another  senior  member  of the  Legal /
          Compliance Department, and only in the case of hardship, or other rare and/or unusual circumstances, a Covered Person or a Related Person may execute a  short-term  trade that  results in a loss or in  break-even status.

          Notwithstanding  the above,  the 60-day  holding period will not apply
          (although the obligation to pre-clear  trades will apply) to shares of exchange  traded funds,  options on exchange traded funds and open-end mutual funds that seek to track the  performance  of U.S.  broad-based large-capitalization indices (i.e., the QQQ or an S&P 500 Index fund).
          Nevertheless,   short-term   trading  in  shares  of  these  funds  is
          discouraged. If a pattern of frequent trading is detected, the Legal /
          Compliance  Department  may  reject  any  order  to buy or sell  these shares.

     3.   Initial  Public  Offerings  (IPOs).  No  transaction  for  a  Personal
          Securities  Account may be made in securities  offered  pursuant to an initial public offering.

     4.   Private Placements. Securities offered pursuant to a private placement
          (e.g.,  hedge  funds,   private  equity  funds  or  any  other  pooled
          investment  vehicle the  interests or shares of which are offered in a private  placement)  may not be purchased or sold by a Covered  Person without the prior  approval of LAM's Chief  Executive  Officer and the
          Chief  Compliance  Officer;  however,  purchases  or sales  of  Lazard sponsored  hedge funds do not require such approval.  The  Alternative
          Investments   Operations  Department  instead  provides  the  Legal  /
          Compliance  Department on at least a quarterly basis with a report for their review of all Covered  Persons'  investments in Lazard sponsored hedge funds. In connection with any decision to approve such a private placement,  the Legal / Compliance Department will prepare a report of the  decision  that  explains  the  reasoning  for the decision and an analysis of any  potential  conflict of interest.  Any Covered  Person receiving  approval to acquire  securities in a private placement must disclose that investment when the Covered Person participates in a LAM client's subsequent  consideration of an investment in such issuer and any  decision by or made on behalf of the LAM client to invest in such issuer  will  be  subject  to  an  independent  review  by  investment personnel of LAM with no personal interest in the issuer.

     5.   Hedge Funds.  Hedge funds are sold on a private placement basis and as noted above,  with the exception of Lazard  sponsored hedge funds, are subject to prior approval by LAM's Chief  Executive  Officer and Chief
          Compliance  Officer.  In  considering  whether  or not to  approve  an investment  in a hedge  fund,  the  Chief  Compliance  Officer  or his designee,  will  review  a copy  of the  fund's  offering  memorandum,
          subscription   documents  and  other  governing  documents  ("Offering
          Documents")  in order to ensure that the proposed  investment is being made on the same terms  generally  available to all other investors in the hedge fund. The Chief  Compliance  Officer may grant exceptions to this general rule under certain  circumstances.  For example,  such as when a family  relationship  exists between the Covered Person and the hedge fund manager.

          Upon  receipt  of a request  by a Covered  Person to invest in a hedge fund, the Legal / Compliance Department will contact the Fund of Funds
          Group (the "Team") and  identify the fund in which the Covered  Person has requested  permission to invest.  The Team will advise the Legal /
          Compliance Department if the fund is on the Team's approved list or if the Team is otherwise  interested in investing  clients  assets in the fund.  If the fund is not on the Team's  approved list and the Team is not interested in investing in the fund, the Chief Compliance  Officer and the Chief  Executive  Officer will  generally  approve the Covered
          Person's investment,  unless other considerations warrant disapproving the investment. If the fund is on the approved list or the Team may be interested  in  investing  in the fund,  then the  Legal /  Compliance
          Department  will  determine  whether  the fund is subject to  capacity constraints. If the fund is subject to capacity constraints,  then the
          Covered  Person's request will be denied and priority will be given to the Team to  invest  client  assets  in the  fund.  If the fund is not
          subject  to  capacity  constraints,   then  the  Covered  Person  will
          generally be  permitted to invest along with the Team.  If the fund is on the approved list or the Team may be interested in investing in the fund, then the Covered  Person's  investment must be made generally on the same terms  available to all  investors as set forth in the fund's
          Offering Documents.

     6.   Speculative Trading.  Absent approval from the appropriate  compliance personnel, Covered Persons are prohibited from engaging in the trading of options or futures and from  engaging in  speculative  trading,  as opposed to investment  activity.  The Covered Person must wait 60 days from the date of the opening  transaction before effecting the closing transaction.

     7.   Short Sales.  Covered  Persons are  prohibited  from engaging in short sales of any security.  However,  provided the investment is otherwise permitted under this Policy and has received all necessary  approvals, an  investment  in a hedge  fund  that  engages  in short  selling  is permitted.

     8.   Inside  Information.  No  transaction  may be made in violation of the
          Material  Non-Public  Information  Policies  and  Procedures  ("Inside
          Information") as outlined in Section 32 of the LAM Compliance  Manual;
          and

     9.   Directorships. Covered Persons may not serve on the board of directors of any  corporation  (other  than a  not-for-profit  corporation  or a related  Lazard  entity)  without  the prior  approval  of LAM's Chief
          Compliance Officer or General Counsel. 10. Control of Issuer.  Covered
          Persons and Related Persons may not acquire any security,  directly or indirectly, for purposes of obtaining control of the issuer.

F.   Prohibited  Recommendations.  No Covered Person shall  recommend or execute any  securities  transaction  for  any  client  account,  or,  in the  case of a
Director, for the Director's Fund, without having disclosed,  in writing, to the
Chief Compliance Officer, or in his absence another senior member of the Legal /
Compliance  Department,  any direct or indirect  interest in such  securities or issuers  (including any such interest held by a Related  Person).  Prior written approval of such  recommendation  or  execution  also must be received  from the
Chief Compliance Officer, or in his absence another senior member of the Legal /
Compliance  Department.  The interest in personal  accounts could be in the form of:

     1.   Any direct or indirect beneficial  ownership of any securities of such issuer;

     2.   Any contemplated transaction by the person in such securities;

     3.   Any position with such issuer or its affiliates; or

     4.   Any present or proposed business  relationship  between such issuer or its  affiliates and the person or any party in which such person has a significant interest.

G.   Transaction  Approval  Procedures.  All  transactions  by  Covered  Persons
(including Related Persons) in Personal  Securities  Accounts must receive prior approval as described below. To pre-clear a transaction, Covered Persons must:

1.   Electronically  complete and "sign" a "New Equity Order",  "New Bond Order"
     or "New Mutual Fund Order" trade ticket  located in the Firm's  Lotus-Notes
     e-mail application under the heading "Employee Trades."

2.   The  ticket is then  automatically  transmitted  to the Legal /  Compliance
     Department where it will be processed.  If approved, the Legal / Compliance
     Department will route mutual fund orders directly to Securities  Processing and will route  equity and bond orders  directly  to the  trading  desk for execution,  provided the employee  selected the "Direct  Execution"  option when  completing  the  equity or bond order  ticket.  For any  account  not maintained at LCM, the ticket will be returned to the employee.

     Note: In  completing  an equity or bond order ticket,  if the employee does not select the "Direct  Execution"  button,  the ticket will be returned to her/him after Compliance approval for submission to the trading desk, or in the case of an account not  maintained  at LCM,  to the Legal /  Compliance
     Department to indicate that the trade will be executed.  In such case,  the trade must be  submitted  within 2 business  days or it will  expire and be null and void.

     The  Legal /  Compliance  Department  endeavors  to  preclear  transactions promptly;  however,  transactions may not always be approved on the day in which they are received. Certain factors such as time of day the order is submitted or length of time it takes a LAM  portfolio  manager to confirm  there is no client activity,  all  play a role in the  length  of  time  it  takes  to  preclear  a transaction.  Mutual Fund Orders that are not received by the Legal / Compliance
Department  by 2:00 p.m. on any  business  day will most likely not be processed until the next  business  day (i.e.,  the order will not receive  that  business days' net asset value for the relevant mutual fund).

H.   Acknowledgment and Reporting.

1.   Initial  Certification.  Within 10 days of  becoming  a  Covered  Person or
     Director,  such  Covered  Person  or  Director  must  submit to the Legal /
     Compliance  Department an acknowledgement that they have received a copy of this policy,  and that they have read and  understood its  provisions.  See
     Exhibit B for the form of Acknowledgement.

2.   Initial Holdings Report.  Within 10 days of becoming a Covered Person,  all
     LAM personnel must submit to the Legal / Compliance  Department a statement of all  securities in which such Covered  Person has any direct or indirect beneficial ownership.  This statement must include (i) the title, number of shares and principal amount of each security,  (ii) the name of any broker, dealer, insurance company, mutual fund or bank with whom the Covered Person maintained an account in which any  securities  were held for the direct or indirect benefit of such Covered Person and (iii) the date of submission by the Covered  Person.  The  information  provided in this  statement must be current  as of a date no more than 45 days  prior to the  Covered  Person's date of employment at LAM. Such information  should be provided on the form attached as Exhibit B.

3.   Quarterly  Report.  Within 30 days after the end of each calendar  quarter, provide  information  to the  Legal /  Compliance  Department  relating  to securities  transactions  executed  during  the  previous  quarter  for all securities  accounts.  Any such  report may  contain a  statement  that the report shall not be  construed  as an  admission by the person  making such report that he or she has any direct or indirect  beneficial  ownership  in the security to which the report relates.

     Note:  Covered Persons  satisfy this  requirement by holding their personal securities accounts at LCM.

4.   Annual  Report.  Each Covered  Person shall submit an annual  report to the
     Legal /  Compliance  Department  showing  as of a date no more than 45 days before the report is submitted  (1) all holdings in securities in which the person had any direct or indirect beneficial  ownership and (2) the name of any broker,  dealer,  insurance company,  mutual fund or bank with whom the person maintains an account in which any securities are held for the direct or indirect benefit of the Covered Person or Related Persons.

     Note: Covered Persons satisfy this requirement by certifying  annually that all  transactions  during the year were  executed in  Internal  Accounts or
     Outside  Accounts for which the Legal and  Compliance  Department  receives confirmations and periodic statements.

5.   Annual  Certification.  All Covered  Persons and  Directors are required to certify  annually  that they have (i) read and  understand  this policy and recognize that they are subject to its terms and conditions,  (ii) complied with the  requirements  of this policy and (iii)  disclosed or reported all personal securities  accounts and transactions  required to be disclosed or reported pursuant to this Code of Ethics and Personal Investment Policy.

I.   Fund  Directors.  A Director who is not an "interested  person" of the Fund within  the  meaning  of  Section  2(a)(19)  of the 1940  Act,  and who would be required to make  reports  solely by reason of being a Director,  is required to make the  quarterly  transactions  reports  required by Section H (3.) as to any security  if at the time of a  transaction  by the  Director  in that  security, he/she knew, or in the ordinary course of fulfilling  his/her official duties as a Fund  Director,  should have known that during the 15-day  period  immediately preceding or following the date of that transaction, that security was purchased or sold by that Director's Fund or was being  considered for purchase or sale by that Director's Fund.

If a Director  introduces  a hedge fund to the Team,  as  previously  defined in
Section E (5.), the Director is required to inform the Team whether the Director or an  affiliated  person of the Director has invested in the fund and the terms of such investment. If a Director decides to invest in a hedge fund that he knew or, in the ordinary  course of  fulfilling  his  responsibilities  as a Director should  have  known that the hedge  fund is held by or is being  considered  for purchase  or sale by the Team,  the  Director  is  required,  before  making the investment,  to disclose this to the Team and any different terms or rights that have been granted to the Director.  If a Director learns, in the ordinary course of fulfilling his responsibilities as a Director,  that the Team has invested in a fund in which the Director has an investment,  the Director  should advise the
Chief Compliance Officer of such investment.

J.   Exemptions.

1.   Purchases or sales of securities  which  receive the prior  approval of the
     Chief  Compliance  Officer,  or in his absence another senior member of the
     Legal / Compliance Department, may be exempted from certain restrictions if such  purchases or sales are determined to be unlikely to have any material negative economic impact on any client account managed or advised by LAM.

2.   Section  E (1.)  (blackout  period)  shall  not  apply  to  any  securities transaction, or series of related transactions,  involving up to 500 shares of a security, but not to exceed an aggregate transaction amount of $25,000 of any security,  provided the issuer has a market  capitalization  greater than US $5 billion ("Large Cap/De Minimus exemption").  This exemption does not apply to shares of mutual  funds or to option  contracts  on indices or other types of securities whose value is derived from a broad-based index.

K.   Sanctions.  The Legal /  Compliance  Department  shall  report all material violations of this Code of Ethics and Personal  Investment Policy to LAM's Chief
Executive  Officer,  who  may  impose  such  sanctions  as  deemed  appropriate, including,  among other  things,  a letter of  censure,  fine or  suspension  or termination of the employment of the violator.

L.   Confidentiality.  All information obtained from any person pursuant to this policy shall be kept in strict confidence,  except that such information will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization or to the Fund Boards of Directors to the extent required by law, regulation or this policy.

M.   Retention  of  Records.   All  records  relating  to  personal   securities
transactions  hereunder and other records meeting the requirements of applicable law, including a copy of this policy and any other policies covering the subject matter hereof,  shall be maintained in the manner and to the extent  required by applicable law, including Rule 204-2 under the Advisers Act and Rule 17j-1 under the 1940 Act. The Legal / Compliance  Department  shall have the  responsibility for maintaining records created under this policy.

N.   Board Review.  Fund  management  shall provide to the Board of Directors of each Fund, on a quarterly basis, a written report of all material  violations of this policy, and at least annually,  a written report and certification  meeting the requirements of Rule 17j-1 under the 1940 Act.

O.   Other Codes of Ethics.  To the extent that any officer of any Fund is not a
Covered  Person  hereunder,   or  an  investment   subadviser  of  or  principal
underwriter for any Fund and their respective access persons (as defined in Rule
17j-1) are not  Covered  Persons  hereunder,  those  persons  must be covered by separate codes of ethics which are approved in accordance with applicable law.

P.   Amendments.

1.   Covered Persons.  Unless  otherwise noted herein,  this policy shall become effective  as to all Covered  Persons on April 1, 2005.  This policy may be amended as to Covered  Persons  from time to time by the Legal / Compliance
     Department. Any material amendment of this policy shall be submitted to the
     Board of Directors of each Fund for approval in accordance  with Rule 17j-1 under the 1940 Act.

2.   Fund  Directors.  This policy shall become  effective as to a Fund upon the approval and adoption of this policy by the Board of Directors of that Fund in accordance with Rule 17j-1 under the 1940 Act or at such earlier date as determined  by the  Secretary of the Fund.  Any material  amendment of this policy that applies to the Directors of a Fund shall become effective as to the  Directors  of that Fund only when the Board of  Directors of that Fund has approved the amendment in accordance with Rule 17j-1 under the 1940 Act or at such earlier date as determined by the Secretary of the Fund.

                                                                       Exhibit A
                       EXPLANATION OF BENEFICIAL OWNERSHIP

     You are considered to have "Beneficial Ownership" of Securities if you have or share a direct or indirect "Pecuniary Interest" in the Securities.

     You have a "Pecuniary  Interest" in Securities if you have the opportunity, directly  or  indirectly,  to  profit  or share  in any  profit  derived  from a transaction in the Securities.

     The following are examples of an indirect Pecuniary Interest in Securities:

     1.   Securities  held by members of your immediate  family sharing the same household;  however,  this  presumption  may be rebutted by convincing evidence that profits derived from  transactions  in these  Securities will not provide you with any  economic  benefit.  "Immediate  family"
          means  any   child,   stepchild,   grandchild,   parent,   stepparent,
          grandparent,    spouse,   sibling,    mother-in-law,    father-in-law,
          son-in-law,  daughter-in-law,  brother-in-law,  or sister-in-law,  and includes any adoptive relationship.

     2.   Your interest as a general  partner in Securities held by a general or limited partnership.

     3.   Your interest as a manager-member  in the Securities held by a limited liability company.

     You do not have an  indirect  Pecuniary  Interest in  Securities  held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest,  unless you are a controlling  equityholder or you have or share investment control over the Securities held by the entity.

     The  following  circumstances  constitute  Beneficial  Ownership  by you of
Securities held by a trust:

     1.   Your  ownership of Securities as a trustee where either you or members of your  immediate  family have a vested  interest in the principal or income of the trust.

     2.   Your ownership of a vested interest in a trust.

     3.   Your status as a settlor of a trust,  unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

The  foregoing  is a summary  of the  meaning  of  "beneficial  ownership".  For purposes of the attached policy,  "beneficial ownership" shall be interpreted in the same manner,  as it would be in  determining  whether a person is subject to the  provisions  of Section 16 of the  Securities  Exchange  Act of 1934 and the
rules and regulations thereunder.

                                                                       Exhibit B

                  LAM ACKNOWLEDGEMENT & INITIAL HOLDINGS REPORT
    Pursuant to Code of Ethics and Personal Investment Policy (the "Policy")

This report must be completed and returned to the Legal / Compliance  Department within 10 days of employment.

Name:  ________________________________     Date of Employment:  _______________
           (Please print)

Account Information:

|_|  I do not have a beneficial  interest in any  account(s)  with any financial services firm.

|_|  I maintain  the  following  account(s).  Please  list any  broker,  dealer, insurance  company,  mutual fund or bank,  which holds  securities for your direct or indirect benefit as of the date of your employment. This includes
     401k accounts,  insurance  company  variable  insurance  contracts,  mutual fund-only accounts.*

----------------- ------------------- ---------------- -------- ---------
Name of Financial   Type of Account    Name on Account  Account Is this a
Services Firm         (Brokerage,                       Number  Managed
                     Mutual Fund,                               Account?
                  Variable Annuity,
                        401k.)
----------------- ------------------- ---------------- -------- ---------
----------------- ------------------- ---------------- -------- ---------
----------------- ------------------- ---------------- -------- ---------
----------------- ------------------- ---------------- -------- ---------
----------------- ------------------- ---------------- -------- ---------

*401k accounts and similar  retirement  accounts that permit the  participant to change their  investments no more  frequently  than once per quarter need not be reported.

Securities Holdings Information:
For each of the accounts listed above, attach to this report a copy of your most recent  statements(s)  listing all of your securities  holdings.  All statements must be current as of a date no more than 45 prior to your date of employment at
LAM. In  addition,  please list in the space  provided  below  holdings in hedge funds,  private equity funds, limited partnerships or any other type of security that may not be held in an account listed above.

-------------- --------- --------------- -----------------
Description of Type of   No. of Shares   Principal
Security       Security                  Amount Invested
-------------- --------- --------------- -----------------
-------------- --------- --------------- -----------------
-------------- --------- --------------- -----------------
-------------- --------- --------------- -----------------

|_| I have no securities holdings to report.

I certify  that I have  received a copy of the Policy,  and that I have read and understood  its  provisions.  I further  certify  that this report  represents a complete and accurate description of my account(s) and securities holdings as of my initial date of employment.  The information provided is current as of a date no more than 45 days prior to my employment at LAM.

Signature:  _________________________________     Date:  _______________________